Exhibit 99.10

PROXY

PROPERTY SOLUTIONS ACQUISITION CORP.

654 Madison Avenue, Suite 1009
New York, New York 10065
(646) 502-9845

SPECIAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING TO BE HELD ON

[●], 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Consent Solicitation/Prospectus in connection with the special meeting to be held at [●] a.m. EST on [●], 2021 in virtual format, and hereby appoints Jordan Vogel and Aaron Feldman, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock, of Property Solutions Acquisition Corp. (“PSAC”) registered in the name provided, which the undersigned is entitled to vote at the special meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Consent Solicitation/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2A THROUGH 2F (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 3 BELOW, “FOR” PROPOSAL 4 (THE INCENTIVE PLAN PROPOSAL) BELOW, “FOR” PROPOSAL 5 (THE NASDAQ PROPOSAL) BELOW, AND “FOR” PROPOSAL 6 (THE ADJOURNMENT PROPOSAL) BELOW.

THE PSAC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2A THROUGH 2F (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 3 BELOW, “FOR” PROPOSAL 4 (THE INCENTIVE PLAN PROPOSAL) BELOW, “FOR” PROPOSAL 5 (THE NASDAQ PROPOSAL) BELOW, AND “FOR” PROPOSAL 6 (THE ADJOURNMENT PROPOSAL) BELOW.

THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, CHARTER PROPOSALS, DIRECTOR ELECTION PROPOSAL, INCENTIVE PLAN PROPOSAL AND NASDAQ PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

PROXY

1.		To approve and adopt the Agreement and Plan of Merger, dated as of January 27, 2021, as amended by the First Amendment to Agreement and Plan of Merger dated as of February 25, 2021 and the Second Amendment to Agreement and Plan of Merger dated as of April [ ], 2021, and the transactions contemplated thereby.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.		To approve the following amendments to PSAC’s current amended and restated certificate of incorporation:

A.		To change the name of the company to “Faraday Future Intelligent Electric Inc.”	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

B.		To increase PSAC’s capitalization so that it will have 750,000,000 authorized shares of Class A common stock, 75,000,000 authorized shares of Class B common stock, and 10,000,000 authorized shares of preferred stock.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

C.		To amend the voting rights of PSAC stockholders such that each share of Class B common stock will be entitled to ten votes for each such share after such time as New FF at the end of any 20 consecutive trading days, has a volume weighted average total equity market capitalization of at least $20 billion.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

D.		To delete the various provisions in PSAC’s current amended and restated certificate of incorporation applicable only to special purpose acquisition corporations.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

E.		To add provisions authorizing New FF’s board of directors to issue preferred stock, rights, warrants and options without shareholder approval.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

F.		To amend the choice of forum provisions to permit only federal district courts to consider claims arising under the Securities Act.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	4	To elect the following directors who, upon the consummation of the merger, will be the directors of PSAC:

		Dr. Carsten Breitfeld	FOR	WITHHOLD
			[ ]	[ ]

		Matthias Aydt	FOR	WITHHOLD
			[ ]	[ ]

		Qing Ye	FOR	WITHHOLD
			[ ]	[ ]

		Jordan Vogel	FOR	WITHHOLD
			[ ]	[ ]

		Lee Liu	FOR	WITHHOLD
			[ ]	[ ]

		Brian Krolicki	FOR	WITHHOLD
			[ ]	[ ]

		Christine Harada	FOR	WITHHOLD
			[ ]	[ ]

		Susan G. Swenson	FOR	WITHHOLD
			[ ]	[ ]

		Scott D. Vogel	FOR	WITHHOLD
			[ ]	[ ]

4.	To approve the adoption of the Faraday Future Intelligent Electric Inc. 2021 Stock Incentive Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.	To approve the issuance of 79,500,000 shares of PSAC common stock to certain accredited investors or qualified institutional buyers in a private placement.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6.	To adjourn the special meeting to a later date or dates, if necessary, if PSAC is unable to consummate the mergers for any reason.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: , 2021

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

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